UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	600 West Chicago Avenue Suite 850 Chicago, Illinois	60610
	(Address of principal executive offices)	(Zip Code)

(312) 642-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2008, InnerWorkings, Inc. (the “Company”) issued a press release announcing the resignation of Scott Frisoni as the Company’s Executive Vice President of Sales effective January 11, 2008. In connection with his resignation, Mr. Frisoni entered into a Consulting Agreement with the Company, dated as of January 11, 2008 (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Frisoni has agreed to provide consulting services to the Company for one year commencing on January 11, 2008 (the “Term”), unless terminated earlier. Such Term may be extended on a monthly or annual basis upon the mutual written consent of Mr. Frisoni and the Company. The Company will pay Mr. Frisoni $147,500 per year (the “Fee”) for the Term of the Consulting Agreement for his consulting services. Such Fee may be modified to a commission based arrangement in the discretion of the Company. In return, Mr. Frisoni has agreed to provide part-time services to the Company substantially consistent with those he performed as its Executive Vice President of Sales. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the actual terms of the Consulting Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Simultaneous with the announcement of the resignation of Mr. Frisoni, the Company announced the appointment of Kevin Harrell, age 44, as its Executive Vice President of Sales effective January 11, 2008. Previously, Mr. Harrell was employed at Eastman Kodak Company, where he served in a senior sales management role and was responsible for developing strategic partnerships with Fortune 500 companies. Prior to his employment at Kodak, Mr. Harrell served for over seven years in various roles at Creo, Inc., a leading supplier of prepress and workflow systems used by commercial printers around the world.

                In connection with his appointment, Mr. Harrell entered into an Employment Agreement with the Company dated as of January 2, 2008 (the “Employment Agreement”). The Employment Agreement provides for Mr. Harrell’s employment as the Company’s Executive Vice President of Sales through January 2, 2012, unless terminated earlier. Under the Employment Agreement, Mr. Harrell will receive a base salary of not less than $250,000 per annum (“Base Salary”).  The Employment Agreement also provides for an annual target bonus amount equal to 30% of his Base Salary, subject to the Company’s achievement of certain performance objectives to be approved by its Board of Directors. The Company has also agreed to grant Mr. Harrell, subject to approval by its Board of Directors, $300,000 in stock based compensation, consisting of 50% in common stock options, which will vest ratably over a four-year period, and 50% in restricted shares of common stock, which also will vest ratably over a four-year period. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the actual terms of the Employment Agreement, attached hereto as Exhibit 10.2 and incorporated by reference herein.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

                (d)          Exhibits:

Exhibit No.	Description

10.1	Consulting Agreement dated as of January 11, 2008 by and between Scott Frisoni and InnerWorkings, Inc.

10.2	Employment Agreement dated as of January 2, 2008 by and between Kevin Harrell and InnerWorkings, Inc.

99.1	Press Release dated January 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: January 17, 2008	By:	/s/ Nicholas J. Galassi
	Name:	Nicholas J. Galassi
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement dated as of January 11, 2008 by and between Scott Frisoni and InnerWorkings, Inc.

10.2	Employment Agreement dated as of January 2, 2008 by and between Kevin Harrell and InnerWorkings, Inc.

99.1	Press Release dated January 11, 2008.